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                                                                   EXHIBIT 10.13

                               SECOND AMENDMENT TO
                               SERVICING AGREEMENT

         This Second Amendment to Servicing Agreement, dated as of October 14, 2002 (this "Amendment"), is among MicroFinancial Incorporated, a Massachusetts corporation, as Servicer (the "Servicer"), MFI Finance Corp. I, a Massachusetts corporation, as Issuer (the "Issuer"), and Wells Fargo Bank Minnesota, National Association, a national banking association (successor to Norwest Bank Minnesota, National Association, "Wells Fargo"), as Indenture Trustee (in such capacity, the "Indenture Trustee") and as Back-up Servicer (in such capacity, the "Back-up Servicer").

         WHEREAS, the parties hereto are parties to the Servicing Agreement, dated as of March 1, 2000 (as amended, restated, or supplemented from time to time, the "Servicing Agreement"), which has previously been amended by the First Amendment to Servicing Agreement, dated as of September 1, 2001, among the parties to the Servicing Agreement;

         WHEREAS, Ambac Assurance Corporation (the "Note Insurer") is currently the "Controlling Party" as defined in the Amended and Restated Indenture, dated as of September 1, 2001 (as amended, restated, or supplemented from time to time, the "Indenture");

         WHEREAS, Section 8.02(b) of the Servicing Agreement permits the parties to the Servicing Agreement to amend the Servicing Agreement to add any provisions to or change in any manner or eliminate any of the provisions of the Servicing Agreement, with the consent of the Controlling Party, but without requiring the consent of the noteholders under the Indenture, so long as such amendment does not modify the provisions of the Servicing Agreement or the Indenture specified in such Section;

         WHEREAS, pursuant to a letter agreement dated as of October 14, 2002, the Note Insurer, as the Controlling Party under the Transaction Documents, has waived and instructed the Indenture Trustee to waive, certain Servicer Events of Default and Trigger Events described therein;

         WHEREAS, the Note Insurer has requested that the Servicing Agreement be amended as provided for herein as a condition to making permanent such waivers; and

         WHEREAS, the parties hereto have determined that the amendments provided for herein are of a type permitted by Section 8.02(b) of the Servicing Agreement without requiring the consent of the Noteholders.

         NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.        DEFINITIONS.

         Each capitalized term used and not otherwise defined herein has the meaning ascribed thereto in the Servicing Agreement.

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SECTION 2.        AMENDMENTS TO SERVICING AGREEMENT.

         (a) Effective as of the date hereof, the remittance procedure contained in the Servicing Agreement is amended as follows:

                  (1) Section 1.01 of the Servicing Agreement is amended to contain the following additional definitions, in appropriate alphabetical order:

                           "ACH Effective Date":  December 13, 2002.

                           "Lockbox": A post office box or other box capable of receiving payments with respect to the Contracts that have been mailed in by the applicable Customers.

                           "Lockbox Effective Date":  November 22, 2002.

                  (2) Section 3.03(a) of the Servicing Agreement is amended to contain the following phrase immediately before the first words thereof, and the word "The" that previously existed at the beginning of the sentence is changed to "the":

                           "Except as otherwise provided in Section 3.03(b) and
                           Section 3.03(c) below,"

                  (3) Section 3.03(b) of the Servicing Agreement is amended to read in its entirety as follows:

                                    "(b)     (i) On or before the ACH Effective
                           Date, the Servicer shall open an ACH Account in the name of the Issuer and cause the ACH Bank to enter into a Blocked Account Agreement with the Indenture Trustee substantially in the form attached hereto as Exhibit C. Thereafter, the Servicer shall cause all ACH debits that are made with respect to the Contracts to be made to the ACH Account and shall cause all amounts on deposit in the ACH Account with respect to the Receivables (less a reasonable reserve to cover checks and ACHs that do not clear and fees and expenses of the ACH Bank for maintaining the ACH Account) to be transferred to the Indenture Trustee for deposit to the Collection Account (or as otherwise provided in the Indenture) at least once per week.

                                    (ii)     On or before the Lockbox Effective
                           Date, the Servicer shall arrange for a Lockbox to be opened in the name of Wells Fargo Bank Minnesota, National Association, as indenture trustee for MFI I (or a similar designation acceptable to the Indenture Trustee) and shall keep one key thereto for itself and shall give one key thereto to the Indenture Trustee. By no later than the Lockbox Effective Date, all invoices that the Servicer provides to Customers not making payments via ACH shall specify the Lockbox as the address for remittances by such Customers. Thereafter, on each Business Day, the Servicer shall remove the contents of the Lockbox and inventory and process the payments so received in the Electronic Ledger and keep such checks and money orders segregated from other checks and money orders it receives. All such checks and money orders removed from the Lockbox shall be deposited into the ACH Account within three Business Days of such removal."

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                  (4)      Section 3.03(c) of the Servicing Agreement is amended
                           to read in its entirety as follows:

                                    "(c)     Upon termination of the initial
                           Servicer pursuant to Section 6.01(b):

                                             (i)      the initial Servicer shall
                                    immediately return its key for the Lockbox to the Indenture Trustee or its designee;

                                             (ii)     the Indenture Trustee
                                    shall (A) terminate the outgoing Servicer's access to the Lockbox, (B) deliver or cause to be delivered to the successor Servicer such key, (C) direct the successor Servicer to deposit all checks removed from the Lockbox to the ACH Account described above or to another ACH Account designated by the Indenture Trustee, and (D) deliver written notice in accordance with the Blocked Account Agreement to the ACH Bank instructing the ACH Bank of the replacement of the Servicer under such agreement and termination of all authority of the initial Servicer with respect thereto. In addition, the initial Servicer agrees that upon any such termination, it shall cooperate in arranging, at the request of the Controlling Party, for daily sweeps of any collections on the Receivables that are or become deposited into the Operating Account; and

                                             (iii)    the successor Servicer
                                    may, but shall not be required to, open a new Lockbox and a new ACH Account, and the Indenture Trustee and the successor Servicer may make arrangements for forwarding all mail received in the original Lockbox to the new Lockbox and deposit of any funds received in the new Lockbox to the new ACH Account using procedures similar to those described in Section 3.03(b)(ii)."

                  (5) The Servicing Agreement is amended so that Exhibit C to the Servicing Agreement is replaced by Exhibit A to this Amendment.

         (b) Additional Reporting Requirements. Article 4 of the Servicing Agreement is hereby amended to contain a new Section which shall follow Section 4.06, which shall read in its entirety as follows:

         "SECTION 4.07     ADDITIONAL REPORTS TO NOTE INSURER.

         For so long as MicroFinancial Incorporated is Servicer, until such time as the Note Insurer may otherwise direct the Servicer in writing (and the Servicer shall provide a copy of any such notice of termination of such obligations to the Indenture Trustee and the Issuer), the Servicer shall deliver to the Note Insurer (with a copy to the Indenture Trustee and the Issuer):

         (a) on each Tuesday (or if such day is not a Business Day, the next succeeding Business Day), commencing on December 3, 2002, a report indicating:

                  (i) the amount of cash deposited to the Operating Account or the ACH Account, as

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         applicable, during the previous week, and separately identifying cash in such account that is (A) associated with collections on Contract Assets constituting Collateral under the Indenture, and (B) not associated with such collections; and

                  (ii) the amounts that were actually swept into the Collection Account from each of the ACH Account (which may indicate that a specified reasonable reserve has been retained in the ACH Account as referenced in Section 3.03(b)), the Operating Account, and any direct deposits directly made to the Collection Account;

         (b)      within five Business Days after each Payment Date:

                  (i) an updated projection for the next and subsequent Payment Dates of the amount of principal and interest payments on the Class A Notes to be made until and including the date on which Class A Notes are projected to be paid in full; and

                  (ii) an overview of variances between actual vs. previously projected payments on the Class A Notes; and

         (c)      within 20 days after the end of each calendar month:

                  (i) unaudited consolidated financial statements of MicroFinancial Incorporated and its subsidiaries as at the end of and for the calendar month then most recently ended, consisting of a balance sheet, income statement, and statement of cash flow; and

                  (ii) cash flow projections for the next calendar month, showing projected (A) payments on the Class A Notes, the Class B Notes, and the notes issued by MFI Finance II, LLC, (B) other scheduled debt expense, and (C) operating expense; and

                  (iii) an aging of accounts receivable that are Collateral under the Indenture."

SECTION 3.        REPRESENTATIONS AND WARRANTIES.

         Each party by executing this Amendment hereby represents and warrants that the person executing this Amendment on behalf of such party is duly authorized to do so, such party has full right and authority to enter into this Amendment and to consummate the transaction described in this Amendment, and this Amendment constitutes the valid and legally binding obligation of such party and is enforceable against such party in accordance with its terms.

SECTION 4.        MISCELLANEOUS.

         (a) Ratification of Servicing Agreement. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Servicing Agreement and, except as expressly modified and superseded by this Amendment, the Servicing Agreement is ratified and confirmed in all respects and shall continue in full force and effect.

         (b) References. The Servicing Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms

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of the Servicing Agreement as amended hereby, are hereby amended so that any reference in such agreements to the Servicing Agreement shall mean a reference to the Servicing Agreement as amended hereby, mutatis mutandis.

         (c) Counterparts. This Amendment may be executed in two or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall by as effective as delivery of a manually executed counterpart of this Agreement.

         (d) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to the application of choice of law principles of any jurisdiction.

         (e) Binding Agreement. This Amendment shall be binding upon and inure to the benefit of the Issuer, the Servicer, the Indenture Trustee, the Back-up Servicer, the Note Insurer, and the Noteholders and their respective successors and permitted assigns.

         (f) Notice to Rating Agencies. Promptly after the execution of this Amendment, the Servicer shall mail a copy of this executed Amendment to the Rating Agencies, the Indenture Trustee, the Note Insurer and each Noteholder.

                                    * * * * *

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         IN WITNESS WHEREOF, the parties hereto have caused this Second
Amendment to Servicing Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                             MFI FINANCE CORP. I, as Issuer

                                             By: /S/ Richard F. Latour
                                                 ---------------------------

                                             Name: Richard F. Latour

                                             Title: Treasurer

                                             MICROFINANCIAL INCORPORATED, as
                                             Servicer

                                             By: /S/ James R. Jackson

                                                 -------------------------------

                                             Name: James R. Jackson

                                             Title: CFO

                                             WELLS FARGO BANK MINNESOTA,
                                             NATIONAL ASSOCIATION, as Indenture
                                             Trustee and as Back-up Servicer

                                             By: /S/ Cheryl Zimmerman
                                                 -------------------------------

                                             Name: Cheryl Zimmerman

                                             Title: Corporate Trust Officer

CONSENTED TO BY:

AMBAC ASSURANCE CORPORATION

By: /S/ Harris C. Mehos
    ---------------------
    Name: Harris C. Mehos
    Title: First Vice President